As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-271681

Registration No. 333-260230

Registration No. 333-260035

Registration No. 333-195642

Registration No. 333-135365

Registration No. 333-123166

Registration No. 333-92264

Registration No. 333-37632

Registration No. 033-53723

Registration No. 033-35476

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271681

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260230

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260035

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195642

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135365

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123166

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-92264

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-37632

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-53723

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 033-35476

UNDER

THE SECURITIES ACT OF 1933

COTERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3072771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Coterra Energy Inc. 2023 Equity Incentive Plan

Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan

Cimarex Energy Co. 2014 Equity Incentive Plan

Cabot Oil & Gas Corporation 2014 Incentive Plan

Cabot Oil & Gas Corporation Mineral, Royalty and Overriding Royalty Interest Plan

Cabot Oil & Gas Corporation 2004 Incentive Plan

Cabot Oil & Gas Corporation Second Amended and Restated 1994 Long-Term Incentive Plan

Cabot Oil & Gas Corporation Second Amended and Restated 1994 Non-Employee Director Stock Option Plan

Amended and Restated 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation

Amended and Restated 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation

(Full Title of Plan)

Marcus G. Bolinder

Corporate Secretary

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

(281) 589-4600

(Name, address and telephone of agent for service)

Copies to:

Stephen M. Gill Mingda Zhao Skadden, Arps, Slate, Meagher & Flom LLP 845 Texas Avenue, Suite 2300 Houston, Texas 77002 (713) 655-5110	Dohyun Kim Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, 395 9th Ave New York, New York 10001 (212) 735-2827

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Coterra Energy Inc., a Delaware corporation (f/k/a Cabot Oil & Gas Corporation, the “Registrant”), deregister all shares of the Registrant’s common stock, $0.10 par value per share (the “Shares”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-271681), which was filed with the Commission on May 5, 2023, registering Shares issuable under the Registrant’s Coterra Energy Inc. 2023 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-260230), which was filed with the Commission on October 14, 2021, registering Shares issuable under the Registrant’s Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-260035), which was filed with the Commission on October 5, 2021, registering Shares issuable pursuant to the Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan and the Cimarex Energy Co. 2014 Equity Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-195642), which was filed with the Commission on May 1, 2014, registering Shares issuable under the Registrant’s Cabot Oil & Gas Corporation 2014 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-135365), which was filed with the Commission on June 27, 2006, registering mineral, royalty and overriding royalty interests issuable under the Registrant’s Mineral, Royalty and Overriding Royalty Interest Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-123166), which was filed with the Commission on March 7, 2005, registering Shares issuable under the Registrant’s Cabot Oil & Gas Corporation 2004 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-92264), which was filed with the Commission on July 11, 2002, registering Shares issuable under the Registrant’s Second Amended and Restated 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation, as amended, and the Registrant’s Second Amended and Restated 1994 Non-Employee Director Stock Option Plan of Cabot Oil & Gas Corporation, as amended.

•

Registration Statement on Form S-8 (No. 333-37632), which was filed with the Commission on May 23, 2000, registering Shares issuable under the Registrant’s Amended and Restated 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation, as amended, and the Registrant’s Amended and Restated 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation, as amended.

•

Registration Statement on Form S-8 (No. 033-53723), which was filed with the Commission on May 20, 1994, registering Shares issuable under the Registrant’s Cabot Oil & Gas Corporation 1994 Long-Term Incentive Plan, as amended, and the Registrant’s 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation, as amended.

•

Registration Statement on Form S-8 (No. 033-35476), which was filed with the Commission on June 25, 1990, registering Shares issuable under the Registrant’s Cabot Oil & Gas Corporation Incentive Stock Option Plan, as amended, and the Registrant’s Cabot Oil & Gas Corporation 1990 Nonemployee Director Stock Option Plan, as amended.

On May 7, 2026, pursuant to its previously announced Agreement and Plan of Merger, dated February 1, 2026, by and among the Registrant, Devon Energy Corporation, a Delaware corporation (“Devon”), and Cubs Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a then wholly-owned, direct, subsidiary of Devon, Merger Sub was merged with and into the Registrant, with the Registrant surviving the merger (“Merger”) as a direct, wholly-owned subsidiary of Devon.

In connection with the closing of the Merger, the offerings pursuant to each of the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 2026.

COTERRA ENERGY INC.

By:	/s/ Marcus G. Bolinder
Name: Marcus G. Bolinder
Title: Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.